FS KKR Capital Corp. 8-K

Exhibit 99.1

FS KKR Capital Corp. Announces Third Quarter 2020 Results and

Declares Distribution for Fourth Quarter

PHILADELPHIA, PA, November 9, 2020 – FS KKR Capital Corp. (NYSE: FSK), a leading publicly traded business development company focused on providing customized credit solutions to private middle market U.S. companies, announced its financial and operating results for the quarter ended September 30, 2020, and that its board of directors has declared a fourth quarter 2020 distribution totaling $0.60 per share.

Financial and Operating Highlights for the Quarter Ended September 30, 2020(1)

●	Net investment income of $0.63 per share, compared to $0.89 per share for the quarter ended September 30, 2019
●	Total net realized and unrealized gain of $1.06 per share, compared to a total net realized and unrealized loss of $0.34 per share for the quarter ended September 30, 2019
●	Paid cash distributions to stockholders totaling $0.60 per share(2)
●	Total purchases of $174 million versus $322 million of sales and repayments, including $91 million of sales to its joint venture Strategic Credit Opportunities Partners, LLC, or SCJV
●	Net asset value of $24.46 per share, compared to $23.37 per share as of June 30, 2020

“The third quarter was a positive quarter on a number of fronts,” commented Michael C. Forman, CEO & Chairman. “Our net investment income per share comfortably covered our quarterly dividend, our net asset value per share increased by 4.7%, and our annualized quarterly dividend of $2.40 per share continues to exceed our targeted yield to investors of 9.0%. Overall, we are pleased with the quarter and how we are positioned for success as we plan for 2021 and beyond.”

Declaration of Distribution for Fourth Quarter 2020

FSK’s board of directors has declared a cash distribution for the fourth quarter of $0.60 per share, which will be paid on or about January 5, 2021 to stockholders of record as of the close of business on December 16, 2020.

Summary Consolidated Results

	Three Months Ended
(dollars in millions, except per share data) (all per share amounts are basic and diluted)(1)	September 30, 2020	June 30, 2020	September 30, 2019
Total investment income	$147	$150	$199
Net investment income	78	77	115
Net increase (decrease) in net assets resulting from operations	210	(55)	71

Net investment income per share	$0.63	$0.62	$0.89
Total net realized and unrealized gain (loss) per share	$1.06	$(1.08)	$(0.34)
Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$1.70	$(0.44)	$0.55
Stockholder distributions per share(2)	$0.60	$0.60	$0.76
Net asset value per share at period end	$24.46	$23.37	$31.43
Weighted average shares outstanding	123,755,965	123,806,337	129,385,824
Shares outstanding, end of period	123,755,965	123,755,965	128,065,593

(dollar amounts in millions)	As of September 30, 2020	As of December 31, 2019
Total fair value of investments	$6,649	$7,357
Total assets	7,126	8,216
Total stockholders’ equity	3,027	3,866

Portfolio Highlights as of September 30, 2020

●	Total fair value of investments was $6.6 billion of which 68% was invested in senior secured securities.

●	Weighted average annual yield on accruing debt investments(4) was 8.6%, compared to 8.7% as of June 30, 2020.

●	Weighted average annual yield on all debt investments(4) was 7.6%, compared to 7.4% as of June 30, 2020.

●	Exposure to the top ten largest portfolio companies by fair value was 23% as of September 30, 2020, compared to 22% as of June 30, 2020.

Total Portfolio Activity

	Three Months Ended
(dollar amounts in millions)	September 30, 2020	June 30, 2020	September 30, 2019
Purchases	$174	$253	$698
Sales and redemptions	(322)	(470)	(723)
Net portfolio activity	$(148)	$(217)	$(25)
Sales to SCJV	91	126	274
Adjusted net portfolio activity	$(57)	$(91)	$249

Portfolio Data	As of September 30, 2020	As of December 31, 2019
Total fair value of investments	$6,649	$7,357
Number of Portfolio Companies	172	210
% of Investments on Non-Accrual (based on fair value)(5)	2.8%	2.8%

Asset Class (based on fair value)
Senior Secured Loans — First Lien	53.5%	50.6%
Senior Secured Loans — Second Lien	12.8%	16.3%
Other Senior Secured Debt	1.2%	3.2%
Subordinated Debt	2.5%	5.6%
Asset Based Finance	12.9%	10.0%
Strategic Credit Opportunities Partners, LLC	9.7%	6.5%
Equity/Other	7.4%	7.8%

Interest Rate Type (based on fair value)
% Variable Rate Debt Investments	65.3%	64.8%
% Fixed Rate Debt Investments	8.6%	14.6%
% Other Income Producing Investments	16.0%	11.2%
% Non-Income Producing Investments(6)	7.3%	6.6%
% of Investments on Non-Accrual(5)	2.8%	2.8%

Leverage and Liquidity as of September 30, 2020

●	Net debt to equity ratio(7) of 120%, based on $4.0 billion in total debt outstanding, 136 million of cash and foreign currency and $226 million of net receivable for investments sold and repaid and stockholders’ equity of $3.0 billion. FSK’s weighted average effective interest rate (including the effect of non-usage fees) was 3.65%.
●	Cash and foreign currency of $136 million and availability under its financing arrangements of $1,102 million, subject to borrowing base and other limitations.

Conference Call Information

FSK will host a conference call at 8:00 a.m. (Eastern Time) on Tuesday, November 10, 2020, to discuss its third quarter 2020 financial and operating results. All interested parties are welcome to participate. Interested parties can access the conference call by dialing (833) 818-6808 and using the conference ID 1947459 approximately 10 minutes prior to the call. The conference call also will be webcast, which can be accessed from the Investor Relations section of FSK’s website at www.fskkradvisor.com/fsk under Events + presentations.

A replay of the call will be available shortly after the end of the call for a period of 30 days following the call by visiting the Investor Relations section of FSK’s website at www.fskkradvisor.com/fsk under Events + presentations.

Supplemental Information

An investor presentation containing financial and operating information will be made available prior to the call in the Investor Relations section of FSK’s website at www.fskkradvisor.com/fsk under Events + presentations.

About FS KKR Capital Corp.

FS KKR Capital Corp. (NYSE: FSK) is a leading publicly traded business development company (BDC) focused on providing customized credit solutions to private middle market U.S. companies. FSK seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies. FSK is advised by FS/KKR Advisor, LLC. For more information, please visit www.fskkradvisor.com/fsk.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (FS/KKR) is a partnership between FS Investments and KKR Credit that serves as the investment adviser to BDCs with approximately $15 billion in assets under management as of September 30, 2020. The BDCs managed by FS/KKR are FSK and FS KKR Capital Corp. II. (NYSE: FSKR).

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth, and focuses on setting industry standards for investor protection, education and transparency. FS Investments is headquartered in Philadelphia, PA with offices in New York, NY, Orlando, FL, Washington, DC and Leawood KS. Visit www.fsinvestments.com to learn more.

KKR Credit is a subsidiary of KKR & Co. Inc., a leading global investment firm that manages multiple alternative asset classes, including private equity, credit and real assets, with strategic manager partnerships that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com and on Twitter @KKR_Co.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or the future performance or operations of FSK. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSK’s operations or the economy generally due to terrorism, natural disasters or pandemics such as COVID-19, future changes in laws or regulations and conditions in FSK’s operating area, and the price at which shares of FSK’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSK makes with the SEC. FSK undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The press release above contains summaries of certain financial and statistical information about FSK. The information contained in this press release is summary information that is intended to be considered in the context of FSK’s SEC filings and other public announcements that FSK may make, by press release or otherwise, from time to time. FSK undertakes no duty or obligation to update or revise the information contained in this press release. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. Investors should not view the past performance of FSK, or information about the market, as indicative of FSK’s future results.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSK’s quarterly report on Form 10-Q for the quarter ended September 30, 2020, which FSK filed with the U.S. Securities and Exchange Commission (the SEC) on November 9, 2020, as well as FSK’s other reports filed with the SEC. A copy of FSK’s quarterly report on Form 10-Q for the quarter ended September 30, 2020 and FSK’s other reports filed with the SEC can be found on FSK’s website at www.fskkradvisor.com/fsk and the SEC’s website at www.sec.gov.

Certain Information About Distributions

The determination of the tax attributes of FSK’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSK intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The timing and amount of any future distributions on FSK’s shares of common stock are subject to applicable legal restrictions and the sole discretion of its board of directors. There can be no assurance as to the amount or timing of any such future distributions.

FSK may fund its cash distributions to stockholders from any sources of funds legally available to it, including net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies, proceeds from the sale of shares of FSK’s common stock, and borrowings. FSK has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSK will be able to pay distributions at a specific rate or at all.

Contact Information:

Investor Relations Contact

Robert Paun

Robert.Paun@fsinvestments.com

FS Investments Media Team

Melanie Hemmert

Melanie.Hemmert@fsinvestments.com

Income Statement ($amounts in millions, except per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Investment income
Interest income	$93	$153	$327	$451
Paid-in-kind interest income	11	7	31	23
Fee income	3	7	21	26
Dividend and other income	7	5	10	9
From non-controlled/affiliated investments:
Interest income	3	7	8	18
Paid-in-kind interest income	5	4	14	12
Fee income	—	—	0	—
Dividend income	0	—	0	—
From controlled/affiliated investments:
Interest income	2	3	6	8
Paid-in-kind interest income	1	—	3	4
Dividend and other income	22	13	56	42
Total investment income	147	199	476	593

Operating expenses
Management fees	24	28	80	85
Subordinated income incentive fees	—	8	—	57
Administrative services expenses	1	4	6	7
Accounting and administrative fees	0	0	1	1
Interest expense	40	42	128	126
Other general and administrative expenses	4	2	8	6
Total operating expenses	69	84	223	282
Net investment income	78	115	253	311

Realized and unrealized gain/loss
Net realized gain (loss) on investments:
Non-controlled/unaffiliated investments	(99)	(17)	(239)	(83)
Non-controlled/affiliated investments	(90)	29	(129)	21
Controlled/affiliated investments	(18)	5	(35)	2
Net realized gain (loss) on swap contracts	—	—	—	(10)
Net realized gain (loss) on foreign currency forward contracts	0	2	0	6
Net realized gain (loss) on foreign currency	(2)	2	(5)	3

Net change in unrealized appreciation (depreciation) on investments:
Non-controlled/unaffiliated investments	261	(73)	(114)	(54)
Non-controlled/affiliated investments	27	(15)	(138)	62
Controlled/affiliated investments	68	12	(144)	(7)
Net change in unrealized appreciation (depreciation) on swap contracts	—	1	—	15
Net change in unrealized appreciation (depreciation) on foreign currency forward contracts	(1)	7	1	6
Net change in unrealized gain (loss) on foreign currency	(14)	3	2	1
Total net realized and unrealized gain (loss)	132	(44)	(801)	(38)
Net increase (decrease) in net assets resulting from operations	$210	$71	$(548)	$273

Per share information—basic and diluted
Net increase (decrease) in net assets resulting from operations (Earnings per Share)(1)	$1.70	$0.55	$(4.40)	$2.09
Weighted average shares outstanding(1)	123,755,965	129,385,824	124,470,122	130,595,052

Balance Sheet ($ amounts in millions, except per share data)	September 30, 2020
	(Unaudited)	December 31, 2019
Assets
Investments, at fair value
Non-controlled/unaffiliated investments (amortized cost—$5,474 and $6,006, respectively)	$5,015	$5,661
Non-controlled/affiliated investments (amortized cost—$623 and $686, respectively)	516	717
Controlled/affiliated investments (amortized cost—$1,400 and $1,117, respectively)	1,118	979
Total investments, at fair value (amortized cost—$7,497 and $7,809, respectively)	6,649	7,357
Cash	129	93
Foreign currency, at fair value (cost—$7 and $13, respectively)	7	13
Receivable for investments sold and repaid	231	657
Income receivable	93	82
Unrealized appreciation on foreign currency forward contracts	2	1
Deferred financing costs	12	10
Prepaid expenses and other assets	3	3
Total assets	$7,126	$8,216

Liabilities
Payable for investments purchased	$5	$15
Debt (net of deferred financing costs of $12 and $9, respectively)	3,957	4,173
Unrealized depreciation on foreign currency forward contracts	0	0
Stockholder distributions payable	74	96
Management fees payable	24	30
Subordinated income incentive fees payable	—	—
Administrative services expense payable	3	3
Interest payable	33	23
Other accrued expenses and liabilities	3	10
Total liabilities	4,099	4,350
Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 750,000,000 shares authorized, 123,755,965 and 126,581,766 shares issued and outstanding, respectively	—	1
Capital in excess of par value	3,995	4,041
Retained earnings (accumulated deficit)	(968)	(176)
Total stockholders’ equity	3,027	3,866
Total liabilities and stockholders’ equity	$7,126	$8,216
Net asset value per share of common stock at period end(1)	$24.46	$30.54

1)

Per share data was derived by using the weighted average shares of FSK’s common stock outstanding during the applicable period. Per share numbers may not sum due to rounding. Share and per share amounts have been adjusted on a retroactive basis to reflect FSK’s 4 to 1 reverse split of its shares of common stock (the Reverse Stock Split), which became effective on June 15, 2020.

2)

The per share data for distributions reflects the amount of distributions paid per share of our common stock to stockholders of record during each applicable period. The amount of each per share distribution has been retroactively adjusted to reflect the Reverse Stock Split.

3)	See FSK’s quarterly report on Form 10-Q for the three months ended September 30, 2020 for a description of FSK’s investment strategies, including its definition of “direct originations.”
4)

See FSK’s quarterly report on Form 10-Q for the three months ended September 30, 2020 for important information, including information related to the calculation and definition of weighted average annual yield on accruing debt investments, weighted average annual yield on all debt investments, variable rate debt investments, fixed rate debt investments, other income producing investments and non-income producing investments.

5)	Interest income is recorded on an accrual basis. See FSK’s quarterly report on Form 10-Q for the three months ended September 30, 2020 for a description of FSK’s revenue recognition policy.
6)	Does not include investments on non-accrual status.

7)	Net debt to equity ratio is debt outstanding, net of cash and foreign currency and net payable/receivable for investments purchased/sold and repaid, divided by net assets.